EXHIBIT 1.1

                               (TRANSLATION)







                           ARTICLES OF INCORPORATION


                     DATE OF FINAL AMENDMENT: JUNE 26, 2002







                                ORIX CORPORATION









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                           ARTICLES OF INCORPORATION

                                       OF

                                ORIX CORPORATION

CHAPTER 1.  GENERAL PROVISIONS
------------------------------

ARTICLE 1.  (Corporate Name)
---------

The name of the Company shall be "ORIX Kabushiki Kaisha" (in English "ORIX CORPORATION").

ARTICLE 2.  (Purposes)
---------

The purpose of the Company shall be to engage in the following business:

(1) lease, purchase and sale (including purchase and sale on an installment basis), maintenance and management of movable property of all types;

(2) lease, purchase and sale, ground preparation, development, maintenance and management of real property;

(3) lending of money, purchase and sale of claims of all types, payment on behalf of third parties, guarantee and assumption of obligations, and other financial business;

(4) holding, investment in, management, purchase and sale of securities

(5) holding, management, purchase and sale of mortgage certificates;

(6) business of investment in and sale of commodities, and advisory service business relating to investment in commodities;

(7) acting as an agent for collection of money and for calculation work of enterprises;

(8) manufacture, processing, repair and sale of furniture, interior goods, transport machinery and equipment, etc.;


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(9) water transport, road transport of cargo, and warehousing;

(10) contracting for construction and civil engineering, and design and supervision thereof;

(11) planning, developing and contracting for lease and sale of intangible property rights such as copyrights, industrial property rights, etc.;

(12) information services, telecommunications, advertising and publishing business;

(13) management of facilities for sports, lodging, medical treatment and social education, etc.; management of restaurants, and tour business;

(14) conducting cultural projects, sports, etc.;

(15) business of dispatching workers to enterprises;

(16) purchase and sale of antiques;

(17) services relating to the collection, transportation and disposal of ordinary waste products and industrial waste products;

(18) generation of electric power and supply of electricity;

(19) brokerage, agency, investigation and consulting services for business relating to any of the preceding items;

(20) non-life insurance agency business, insurance agency business under the Automobile Accident Compensation Security Law, and service related to soliciting life insurance;

(21) investment advisory business relating to real estate, securities and other financial assets;

(22) engaging in trust, banking and credit management and collection business operations, as a result of the acquisition of shares in a company engaged in those activities; and

(23) any and all business related to any of the preceding items.

ARTICLE 3.  (Head Office)
---------

The head office of the Company shall be located in Minato-ku, Tokyo.

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ARTICLE 4.  (Method of Public Notice)
---------

Public notices by the Company shall be published in the "Nihon Keizai Shinbun", published in Tokyo and Osaka City.

CHAPTER II.  SHARES
----------   ------

ARTICLE 5.  (Total Number of Shares)
---------

The total number of shares authorized to be issued by the Company shall be 259,000,000. Provided, that in case any shares have been cancelled, the number of shares corresponding to those cancelled shares be deducted from the above total number of shares to be issued by the Company.

ARTICLE 6.  (Number of  Shares Constituting a Voting Unit)
---------

One hundred (100) shares of the Company shall constitute one (1) Voting Unit of shares.

ARTICLE 7.  (Non-Issuance of Share Certificate Representing Less
---------   than a Voting Unit).

The Company shall not issue a share certificate pertaining to a number of shares constituting less than 1 (one) Voting Unit.

ARTICLE 8.  (Share Handling Regulations)
---------

The procedures and other matters relating to shares of the Company shall be in accordance with the Share Handling Regulations to be adopted by the Board of Directors.

ARTICLE 9.  (Transfer Agent)
---------

The Company shall have a transfer agent with respect to its shares.

2. The transfer agent and places of its business shall be determined by resolution of the Board of Directors, and public notices thereof shall be made.

3. The Register of Shareholders and the Register of Substantial Shareholders shall be kept at the

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place of business of the transfer agent. The registration of change of shareholders, preparation of the Register of Substantial Shareholders, acceptance of notices of substantial shareholders, registration of pledges on shares and indication of property in trust and cancellation thereof, delivery of share certificate, acceptance of notifications, purchase of shares constituting less than one Voting Unit, and other matters relating to shares shall be handled by the transfer agent and shall not be handled by the Company.

ARTICLE 10.  (Closing of Register of Shareholders)
----------

The Company shall suspend changes of entries in the Register of Shareholders for a period of one month beginning with the day immediately following the last day of each fiscal year.

2. In addition to the case provided for in the preceding paragraph, whenever necessary, changes of entries in the Register of Shareholders may be temporarily suspended, or a record date may be fixed, by giving two weeks prior public notice.

CHAPTER III.  GENERAL MEETING OF SHAREHOLDERS.
-----------   -------------------------------

ARTICLE 11.  (Holding of General Meeting of Shareholders)
----------

An ordinary general meeting of Shareholders shall be held in June of each year and an extraordinary general meeting of Shareholders shall be held whenever necessary.

2. Notices calling an ordinary general meeting of shareholders or an extraordinary general meeting of shareholders shall be dispatched at least two
(2) weeks prior to the date set for such meetings.

3. Those shareholders (including substantial shareholders; hereinafter the same) who exercise their rights at an ordinary general meeting of shareholders shall be those shareholders appearing on the Register of Shareholders and the Register of Substantial Shareholders as of the closing of accounts for each fiscal year.

ARTICLE 12.  (Calling of General Meeting of Shareholders)
----------

General meetings of shareholders shall be called by a representative director pursuant to a resolution of the Board of Directors.

2. If there is more than one representative director, the representative director designated by resolution of the Board of Directors shall call general meetings of shareholders.

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3. If the person determined in accordance with the preceding two paragraphs is unable to act, one of the other directors shall call general meetings of shareholders in accordance with an order given by resolution of the Board of Directors.

ARTICLE 13.  (Chairman of General Meeting of Shareholders)
----------

A representative director shall act as chairman of the general meetings of shareholders.

2. The provisions of the second and third paragraphs of the preceding Article shall apply, mutatis mutandis, in the case of the preceding paragraph.

ARTICLE 14.  (Method of Resolution)
----------

Unless otherwise provided for by laws and ordinances, resolutions of general meetings of shareholders shall be adopted by a majority of votes of shareholders present at the meetings.

ARTICLE 15.  (Vote by Proxy)
----------

A shareholder may exercise his vote by proxy given to another shareholder, who has the right to vote. In such case the shareholder or the proxy must file with the Company a document evidencing his authority.

ARTICLE 16.  (Minutes of General Meeting of Shareholders)
----------

The substance of proceedings at a general meeting of shareholders and the results thereof shall be recorded in minutes of the meeting, which shall bear signatures or names and seals of the meeting chairman and the directors present at the meeting, and the original thereof shall be kept at the head office for ten (10) years from the date of resolution, and certified copies thereof shall be kept at the branches for five (5) years therefrom.

CHAPTER IV.  DIRECTORS AND BOARD OF DIRECTORS
----------   --------------------------------

ARTICLE 17.  (Number of Directors)
----------

There shall be no less than three (3) directors of the Company.

ARTICLE 18.  (Election)
----------

Directors shall be elected at a general meeting of shareholders.

2. In case of the above election(s), shareholders representing not less than one third (1/3) of the number of

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voting rights of all shareholders shall attend such meeting.

3. In case of election(s) of directors, cumulative voting shall not be used.

ARTICLE 19.  (Term of Office)
----------

Directors' terms of office shall expire upon conclusion of the ordinary general meeting of shareholders relating to the last fiscal year ending within two (2) years after a director assumes office.

ARTICLE 20. (Election of Representative Directors)
----------

The Board of Directors shall elect one (1) or more directors who shall represent the Company from among the directors.

ARTICLE 21. (Person who Calls Meetings and Chairman)
----------

Unless otherwise provided for by laws and ordinances, Board of Directors meetings shall be called by a representative director who shall act as chairman of Board of Directors meetings.

2. The provisions of the second and third paragraphs of Article 12 shall apply, mutatis mutandis, in the case of the preceding paragraph.

ARTICLE 22.  (Notice for Calling of Meetings)
----------

Notices for calling Board of Directors meetings shall be dispatched to each director and each corporate auditor at least three (3) days prior to the date set for such meeting. Provided, however, that in case of emergency, the above period may be shortened.

ARTICLE 23.  (Method of Resolution)
----------

Resolutions of the Board of Directors shall be adopted by a majority of the directors present at meetings attended by a majority of the directors.

ARTICLE 24. (Minutes of Meeting)
----------

The substance of proceedings at a meeting of the Board of Directors and the results thereof shall be recorded in minutes of the meeting, which shall bear signatures or names and seals of the chairman of the meeting and of the directors and corporate auditors present at the meeting, and which shall be kept at the head office for ten (10) years from the date of resolution.

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ARTICLE 25.  (Remuneration of Directors)
----------

Remuneration of directors shall be determined by resolution at a general meeting of shareholders.

CHAPTER V.  CORPORATE AUDITORS AND BOARD OF CORPORATE AUDITORS
---------   --------------------------------------------------

ARTICLE 26.  (Number of Corporate Auditors)
----------

There shall be three (3) or more corporate auditors of the Company.

ARTICLE 27.  (Election)
----------

Corporate auditors shall be elected at a general meeting of shareholders.

2. In case of the above election(s), shareholders representing not less than one third (1/3) of the number of voting rights of all shareholders shall attend such meeting.

ARTICLE 28.  (Term of Office)
----------

A corporate auditor's term of office shall expire at the conclusion of the ordinary general meeting of shareholders relating to the last fiscal year ending within three (3) years from his assumption of office.

ARTICLE 29.  (Standing Corporate Auditor)
----------

The corporate auditors shall elect from among themselves one (1) or more standing corporate auditors.

ARTICLE 30.  (Notice for Calling of Meetings)
----------

Notices for calling a meeting of the Board of Corporate Auditors shall be dispatched to each corporate auditor at least three (3) days prior to the date set for such meeting. Provided, however, that in case of emergency, the above period may be shortened.

ARTICLE 31.  (Method of Resolution)
----------

Resolutions of the Board of Corporate Auditors shall be adopted by a majority of the corporate auditors, unless otherwise provided for by laws and ordinances.

ARTICLE 32.  (Minutes of Meeting)
----------

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The substance of proceedings at a meeting of the Board of Corporate Auditors and the results thereof shall be recorded in minutes of the meeting, which shall bear signatures or names and seals of the corporate auditors present at the meeting, and which shall be kept at the head office for ten (10) years from the date of resolution.

ARTICLE 33.  (Remuneration of Corporate Auditors)
----------

Remuneration of corporate auditors shall be determined by resolution at a general meeting of shareholders.

CHAPTER VI.  ACCOUNTS
----------   --------

ARTICLE 34.  (Fiscal Year)
----------

The fiscal year of the Company shall commence on the first day of April of each year and shall end on the last day of March of the following year, and the accounts of the Company shall be closed on the last day of March in each year.

ARTICLE 35.  (Payment of Cash Dividends)
----------

Cash dividends shall be paid to shareholders or registered pledgees last of record on the Register of Shareholders and the Register of Substantial Shareholders as of the closing of accounts for each fiscal year.

2. With respect to the first cash dividends on shares issued upon requests for conversion of convertible bonds, such conversions shall be deemed to have been made at the beginning of the fiscal year during which such requests for conversion have been made, and the cash dividends shall be paid accordingly.

3. Cash dividends shall bear no interest and if they have not been received within three (3) years from the day of commencement of payments, they shall belong to the Company.

ARTICLE 36.  (Accounting Auditor)
----------

The Company shall have one (1) or more accounting auditors.

SUPPLEMENTARY PROVISIONS.
------------------------

The provisions of Paragraph 2 of Article 35 shall become ineffective and be deemed deleted at the conclusion of March 15, 2007, and Paragraph 3 will become Paragraph 2 accordingly.

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Upon the amendment to the provisions of Article 35, these supplementary provisions shall also become ineffective and be deemed deleted.

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